Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Executive Name:	Andrew G. Sculley, Jr.
Title(s):	President and Chief Executive Officer
Effective Date:	January 1, 2014

For good consideration, the Company continues to employ Andrew G. Sculley, Jr. on the following terms and conditions (the “Agreement”) as of the above date pursuant to this Amended and Restated Employment Agreement by and between EMAGIN CORPORATION, a Delaware corporation (the “Company”), and the above named executive (“Executive”).  This Agreement amends and restates in its entirety the Executive Employment Agreement, dated as of June 1, 2011, by and between Company and Executive.

1. EMPLOYMENT AGREEMENT

1.1. Employment, Duties, and Responsibilities.  The Company shall continue to employ Executive as its President and Chief Executive Officer and Executive accepts such continued employment on the terms contained in this Agreement. Within limitations established by the Bylaws of the Company, Executive shall have each and all of the duties, responsibilities and authorities that are consistent with his title.  The Board of Directors shall retain full direction and control of the manner, means and methods by which Executive performs the services for which he is employed hereunder and of the place or places at which such services shall be rendered.  Executive shall report to the Board of Directors of the Company (the “Board of Directors”).

1.2. Term.  This Agreement shall commence as of the date hereof and shall continue hereafter, unless terminated pursuant to Section 3, until June 30, 2016 (the “Employment Period”).

1.3. Time and Effort.  Executive shall use his best efforts to carry out the duties and responsibilities that are consistent with his title and devote the substantial portion of his entire business time, attention, and energy exclusively to the business and affairs of the Company.  During Executive’s employment, Executive shall not engage in any business activities outside those of the Company to the extent that such activities would interfere with or prejudice Executive’s obligations to the Company.  Executive may serve as a member of the Board of Directors of other organizations that do not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially affect his ability to carry out his duties.

1.4. Service to the Board of Directors.  Executive will provide information and services to the Board of Directors and its Committees as needed to support the Company’s business.  During the Employment Period, the Company shall use its reasonable, good faith efforts to cause Executive to be re-elected as a member of the Board of Directors.  The termination of Executive’s employment with the Company for any reason, and regardless of whether such termination is initiated by Executive or by Company, shall be considered a contemporaneous resignation by the Executive from all positions at the Company held by Executive, including but not limited  to the positions of President, Chief Executive Officer and member of the Board of Directors, and any positions held by the Executive at any subsidiary of the Company, and shall be deemed a termination from employment with all such affiliated entities.

2. COMPENSATION

2.1. Base Salary.  As compensation for performing services for the Company, Executive shall be entitled to an annual salary of $410,000, payable in bi-weekly installments consistent with the Company’s payroll practices. The annual base salary will be reviewed annually by the Compensation Committee.

2.2. Bonus.  The Board of Directors or Compensation Committee of the Board of Directors may provide Executive with a bonus from time to time at their discretion.  For purposes of this Agreement, a bonus shall only be considered “accrued” on the date that such bonus is duly approved by resolution of the Board of Directors or the Compensation Committee in its sole discretion.

2.3. Time Off.  Executive shall accrue personal time off for sick leave, personal reasons, and holidays according to applicable company policy, except that Executive shall accrue personal time off for vacation in accordance with the Executive’s accrual rate of 30 days per each calendar year, with a maximum of 45 days of unused vacation rolled over to the subsequent year in addition to each calendar’s year accrual. The limits for accrual and rollover of personal time, other than vacation policy specified herein, shall be pursuant to Company policy, as may be modified company-wide from time to time.

2.4. Benefit Plans.  During Executive’s employment, Executive shall be entitled to participate, to the extent of Executive’s eligibility, in employee fringe benefits made available by the Company to its employees. Nothing in this Agreement shall preclude the Company from terminating or amending any employee benefit plan or program as a whole from time to time.

2.5. Business Expenses.  Upon submission of itemized expense statements in the manner specified by the Company’s Travel and Expense Policy, Executive shall be entitled to reimbursement for reasonable travel, relocation, and other reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, or as agreed to by the Board of Directors.

2.6. Equity-Related Instruments.  Executive may receive equity-related instruments on an annual basis in amounts and subject to vesting and other terms and conditions as the Board of Directors or Compensation Committee of the Board of Directors may determine.  All other terms and conditions of such awards shall be governed by the terms and conditions of the applicable equity plan and the applicable award agreements, and as determined by the Compensation Committee.  The annual awards of equity-related instruments shall be made in accordance with the Company’s performance-based compensation plan as approved by the Compensation Committee from time to time.  Executive shall be eligible to participate in the Company’s equity and stock purchase plans, as determined in the sole discretion of the Compensation Committee.   The Board or Compensation Committee may provide additional awards of equity-related instruments from time to time or on an incentive plan as they deem appropriate.

3. TERMINATION OF EMPLOYMENT

3.1. Voluntary Termination.  If Executive voluntarily terminates Executive’s employment with the Company, other than for Good Reason as defined in Section 3.5 herein, Executive’s rights to salary, paid time off, employee benefits, and other compensation which would have accrued or become payable after the date of Executive’s voluntary termination shall cease upon such date, other than those expressly required under applicable law (such as COBRA).  Accrued benefits, if any, will be payable in accordance with applicable benefit plan provisions.

3.2. Termination With Cause.  Notwithstanding anything herein to the contrary, the Company may terminate Executive’s employment hereunder for Cause.  For purposes of this Agreement, “Cause” shall mean the termination of Executive’s employment by the Company due to:

(a) Executive’s failure to devote substantially all of Executive’s full professional time, attention, energies, and abilities to Executive’s employment duties for the Company, which failure is not cured after the Company provides Executive with notice of the failure and a reasonable opportunity to cure it;
(b) Executive’s inducement of any customer, consultant, employee, or supplier of the Company to unreasonably breach any contract with the Company or cease its business relationship with the Company;
(c) Executive’s willful, deliberate, and persistent failure by Executive to reasonably perform the duties and obligations of Executive’s employment which are not remedied after the Company provides Executive with notice of the failure and a reasonable opportunity to cure it;
(d) an act or acts of dishonesty undertaken by Executive resulting in substantial personal gain by the Executive at the expense of the Company;
(e) Executive’s material breach of a fiduciary or contractual duty to the Company;
(f) conviction of a felony, or
(g) Executive’s commission of an act that results in material long term harm to the goodwill or reputation of the Company.

Executive’s rights to salary, paid time off, employee benefits, and other compensation which would have accrued or become payable after the termination of Executive’s employment shall cease upon Executive’s termination, other than those expressly required under applicable law (such as COBRA).  Accrued benefits, if any, will be payable in accordance with the applicable benefit plan provisions of the Company.

3.3. Termination Without Cause.  The Company may terminate the employment of Executive at any time without notice and without Cause (as defined in Section 3.2).  In such event, Executive shall, at the Company’s sole discretion, be entitled to the lesser of (i) the total amount of the Executive’s base salary that remains unpaid under this Agreement, which shall be paid monthly or (ii)  monthly salary payments for twelve (12) months, based on Executive’s monthly rate of base salary at the date of such termination, provided, however in lieu of the aforementioned monthly payments, the Company may in its sole  discretion pay such payments in a lump-sum.  Payment by the Company of the foregoing severance amounts shall be contingent upon Executive executing and delivering to the Company a release agreement substantially in the form and substance set forth in Exhibit A hereto and such release becoming effective, and only so long as Executive does not revoke or breach the provisions of the General Release or Sections 4 and 5 herein (provided, that Executive’s breach of such Sections or termination of severance payments shall not relieve Executive of his obligations thereunder).  Executive shall also be entitled to: (i) payment for accrued and unused vacation; (ii) the immediate vesting of any non-vested equity-related instruments granted pursuant to Section 2.6 of this Agreement; and (iii) any bonuses which have accrued prior to the date of Executive’s termination.  Furthermore, shares of any of the Executive’s stock subject to any lockups will be immediately released from such restrictions and registered by the Company within 30 days of Executive’s termination.  All of Executive’s rights to salary, paid time off, employee benefits, and other compensation which would have accrued or become payable after the termination of Executive’s employment shall cease upon Executive’s termination, other than those expressly required under applicable law (such as COBRA).  Accrued benefits, if any, will be payable in accordance with the applicable benefit plan provisions of the Company.

Upon the termination of Executive’s employment with the Company for any reason, Executive shall within one calendar week of such termination return to the Company all electronic equipment, media, and supplies provided by the Company to the Executive.  Furthermore, within one calendar week of Executive’s termination of employment with the Company,  Executive shall also return to the Company, all Company files used by the Executive and shall not retain any copies of such files.

3.4. Effect of Termination without Cause on Equity-Related Instruments.  The Company hereby irrevocably offers to amend any equity-related instruments granted to Executive to permit the full exercise thereof following the termination of Executive’s employment without Cause, or because of Executive’s Disability (as defined in Section 3.7) or death.  The Company hereby also irrevocably offers to amend any equity-related instruments granted to Executive to permit the immediate full vesting and exercise thereof at any time after termination of Executive’s employment without Cause or because of Executive’s Disability or death, to the same extent as if Executive’s employment had not terminated.  Executive or Executive’s personal representative may accept either or both of such offers at any time before such equity-related instruments otherwise expire by giving written notice to the Company.  To the extent that any options held by Executive are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code, Executive hereby accepts both such offers.

3.5. Termination for Good Reason.  If Executive terminates his employment with the Company for Good Reason (as hereinafter defined), such termination will be considered to be effectively the same as a termination without cause, Executive shall be entitled to the severance and vesting benefits set forth in Section 3.3.  For purposes of this Agreement, “Good Reason” shall mean any of the following unless such change was initiated, or voluntarily agreed to by Executive: (a) any significant change in the Executive’s title, or position, or duties and responsibilities not voluntarily made; (b) any involuntary decrease in base salary (other than any which may be assessed on a percentage basis to the Company as a whole); or (c) any material breach by the Company of this Agreement.

3.6. Change of Control. If the Executive’s employment is terminated or his position is significantly changed or salary decreased as a result of a Change of Control (as defined below), Executive shall be entitled to the severance and vesting benefits set forth in Section 3.3.  For purposes of this Agreement, “Change of Control” means the acquisition of the Company by merger, sale of all or substantially all of the Company’s assets, or other reorganization which results in the stockholders of the Company immediately prior to such transaction owning less than 50% of the aggregate voting power of the Company’s securities immediately after such transaction (other than as a result of the issuance of equity securities by the Company in connection with a capital raise which results in the pro rata dilution of the equity interests of all holders of common stock immediately prior to such issuance).

3.7. Disability.  The Company may terminate this Agreement without liability in the event of Executive’s Disability.  For purposes of this Agreement “Disability” shall mean that Executive has been permanently prevented from properly performing his essential duties with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than 60 consecutive days.  Upon such termination, Executive shall be entitled to all accrued but unpaid base salary, accrued bonuses, and accrued but unused vacation.  In the event Executive’s employment terminates under this Section 3.7, Executive may pursue long term disability benefits, if eligible, under any plan which the Company has provided for Executive.

3.8. Death.  In the event of the death of Executive, the Company’s obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days of the Company’s notice of such death, the Company shall pay to Executive’s heirs or personal representatives Executive’s base salary and accrued but unused vacation to the date of death.  Accrued benefits, if any, will be payable in accordance with the applicable benefit plan provisions of the Company.

3.9. Notice of Termination.  In the event of Executive’s termination hereunder, the Company shall provide Executive with written notice setting forth the reason(s) for such termination.

4. Confidential Information and Intellectual Property

4.1. Obligation to Maintain Confidentiality.  Executive acknowledges that the continued success of the Company depends upon the use and protection of a large body of confidential and proprietary information.  All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as “Confidential Information.”  Confidential Information will be interpreted as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form), including, but not limited to:

a.	corporate information, including operations, plans, strategies, policies, resolutions, drawings, designs, proposals, suppliers, business methods and any litigation or negotiations;
b.
marketing information, including marketing and sales plans, strategies, methods, customer and/or supplier information, customer lists, pricing information and formulae, customer purchasing patterns, customer bases and territories, prospects, products or market research data;

c.
financial information, operational and scientific information, including trade secrets, confidential processes, systems, technologies, structures or formulae, data and know-how, improvements, manufacturing processes, specifications, expertise, techniques, inventions, product concepts or designs, techniques, forecasts, research, development and experimental activities, efficacy testing, analysis of competitive products, ideas and technical information; and

d.	personnel information, including personnel lists, resumes, personnel data, organizational structure, compensation structure and performance evaluations.

Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the Board of Director’s prior written consent, unless and to the extent that any Confidential Information:

(i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act, or
(ii) is required to be disclosed pursuant to any applicable law or court order.

Executive agrees that before, during and after Executive’s employment by the Company, all Confidential Information will remain the Company’s property, and Executive must deliver any Confidential Information in tangible or electronic form or copies thereof that are in Executive’s possession or control to the Company upon the termination of Executive’s employment, or at any earlier time requested by the Company.

4.2. Ownership of Intellectual Property.  Executive agrees to make prompt and full disclosure to the Company of all ideas, discoveries, trade secrets, inventions, innovations, improvements, developments, methods of doing business, processes, programs, designs, analyses, drawings, reports, data, software, firmware, logos and all similar or related information (whether or not patentable and whether or not reduced to practice) that relate to the Company or their affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, acquired, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company (collectively, “Work Product”).

Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” under the copyright laws of the United States, and ownership of all rights therein shall vest in the Company.  To the extent that any Work Product is not deemed to be a “work made for hire,” Executive hereby assigns and agrees to assign to the applicable Company Entities all right, title and interest, including without limitation, the intellectual property rights that Executive may have in and to such Work Product.

Executive shall promptly perform all actions reasonably requested by the Board of Directors (whether during or after the Employment Period) to establish and confirm the Company’s ownership (including, without limitation, providing testimony and executing assignments, consents, powers of attorney, and other instruments).  Executive understands, however, that there is no obligation being imposed on him to assign to the Company any invention falling within the definition of Work Product for which no equipment, supplies, facility, or trade secret information of the Company or its affiliates was used and that was developed entirely on his own time, unless:

(i) such Work Product relates (A) to the Company’s or its affiliates’ businesses or (B) to their actual or demonstrably anticipated research or development, or
(ii) the Work Product results from any work performed by him for them under this Agreement.

4.3. Third Party Information.  Executive understands that the Company will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and their affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Employment Period and thereafter, and without in any way limiting the provisions of Section 4.1, Executive will hold Third Party Information in the strictest confidence and will not disclose it to anyone (other than personnel of the Company who need to know such information in connection with their work for the Company) or use, except in connection with his work for the Company, Third Party Information unless expressly authorized in writing by the Board of Directors.

4.4. Use of Non-Company Information.  During the Employment Period, Executive shall not use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Executive has an obligation of confidentiality, and shall not bring onto the premises of the Company or its affiliates any unpublished documents or any property belonging to any former employer or any other person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or person.

5. Non-Competition, Non-Solicitation, Bankruptcy

5.1. Non-Competition and Non-Solicitation. In further consideration of the Company’s continuing the employment of Executive and the compensation to be paid to Executive hereunder (including severance, if any), Executive acknowledges that during the Employment Period he shall become familiar with the Company’s trade secrets and with other Confidential Information concerning the Company, and that his services shall be of special, unique and extraordinary value to the Company, and therefore, Executive hereby covenants and agrees that during the Employment Period and for a period of two (2) years thereafter, Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation:

(i) engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venture, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business of the Company in the Covered Area;
(ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between the Company and any customer, supplier, licensee or other business relation thereof (including, without limitation, by inducing or attempting to induce any such person or entity to reduce the amount of business it does with the Company);
(iii) directly or indirectly, hire (or attempt to hire), or make or offer (or attempt to make or offer), or solicit, induce or recruit (or attempt to solicit, induce or recruit) any person who, at any time during the term of Executive’s employment and for a period of three (3) months thereafter, is or was an employee of the Company or any affiliate thereof to apply for, enter into or accept, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant with any person or entity; or
(iv) call upon any providers of the Company’s Technology for the purpose of obtaining or using the Technology in any Competing Business.

For purposes of this Section 5.1:

a.	“Competing Business” means any company engaging in the design, development, manufacturing, or marketing of virtual imaging products or microdisplays and related information technology solutions.
b.
“Covered Area” means all geographical areas of the United States and other Foreign jurisdictions where the Company has offices, manufactures or may contemplate offices or manufacturing of related products and/or sells its products directly or in-directly through distributors and/or other sales agents.

c.
“Technology” means microdisplay technology, virtual or augmented reality technology or other technology disclosed in the patents owned or applied for by the Company or considered trade secret property of the Company.

5.2. Acknowledgments and Representations.  Executive acknowledges that the Company’s business is conducted worldwide and agrees that the time periods referred to in Section 5.1 are reasonable and valid in duration and scope and in all other respects in light of the nature and extent of the business conducted by the Company.  Executive also represents that his experience and capabilities are such that the enforcement of the foregoing covenants will not prevent Executive from working in his occupation, from earning a livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Executive were to use the Company’s knowledge in competition with the Company or otherwise breach the obligations contained in this Agreement.  Executive acknowledges that this Agreement shall be given full force and effect whether Executive’s employment is terminated voluntarily or involuntarily, and/or with or without Cause or Good Reason.  Executive hereby acknowledges that he has been advised to consult with an attorney before executing this Agreement and that he has done so or, after careful reading and consideration, he has chosen not to do so of his own volition.

5.3. Enforcement.  If, at the time of enforcement of Sections 4 or 5, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area, and the covenants should be interpreted and enforced to the maximum extent which such court deems reasonable.  Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement, and any breach of the terms of Sections 4 or 5 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law.  Therefore, in the event a breach or threatened breach of Sections 4 or 5, the Company, or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), without having to prove damages in addition to any other remedies to which the Company may be entitled at law or in equity.

In addition, in the event of an alleged breach or violation by Executive of Section 5, the non-competition and non-solicitation period shall be tolled until such breach or violation has been duly cured.  The terms of this Section shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from Executive.

6. General Provisions

6.1. Bankruptcy.  In the event that the Company voluntarily or involuntary files for bankruptcy under the Bankruptcy Code, the Executive shall use his best efforts in keeping the Company solvent and in assisting the Company emerge from bankruptcy as a reorganized entity, unless the Company is liquidated.

6.2  Non-Disparagement.  Except as necessary to enforce rights under this Agreement, during Executive’s employment with the Company and following the termination of Executive’s employment with the Company for any reason, Executive shall not disparage, either orally or in writing, the Company or the Company’s Technology (as defined in Section 5.1), products, services, officers, executives, agents or employees.

6.3  Executive’s Cooperation.  During the Employment Period and thereafter, Executive shall cooperate with the Company in any internal investigation, any administrative, regulatory or judicial proceeding or any dispute with a third party as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments).  If the Company requires Executive’s cooperation in accordance with this Section, the Company shall provide Executive with a reasonable per diem payment to be determined in the sole discretion of the Company, and shall reimburse Executive solely for reasonable travel expenses (including lodging and meals) upon submission of receipts.

6.4. Modification: No Waiver.  No modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.  Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any elections shall in no way be considered to be a waiver of such provisions, rights or elections and shall in no way affect the validity of this Agreement.  The exercise by any party of any of its rights or any of this elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

6.5. Notices.  All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given:

(a) on the date of delivery when hand delivered,
(b) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, or
(c) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier (provided that notice of change of address shall be deemed given only when received).

All such notices and communications shall be sent to the following addresses (or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section):

If to the Company, to:

eMagin Corporation
3006 Northup Way
Suite 103
Bellevue, WA 98004
Attn:  Chair of the Board of Directors

With a copy to:

eMagin Corporation
2070 Route 52, Bldg 334
Hopewell Junction, NY 12533
Attn:  General Counsel

If to Executive, to Executive’s home address as reflected in Company’s personnel files for Executive.

6.6. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof or to the actual domicile of the parties, and any action to enforce this Agreement must be brought and heard in a court within the State of New York.  The parties to this Agreement consent to personal jurisdiction in New York in any action commenced to enforce its terms.

6.7. Waiver of Jury Trial.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

6.8. Further Assurances.  Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

6.9. Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provisions or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

6.10. Successors and Assigns.  Executive may not assign this Agreement without the prior written consent of the Company.  The Company may assign its rights without the written consent of the executive, so long as the Company or its assignee complies with the other material terms of this Agreement.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and the Executive’s rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors.  The Company’s subsidiaries and controlled affiliates shall be express third party beneficiaries of this Agreement.

6.11. Entire Agreement.  This Agreement supersedes all prior agreements and understandings between the parties, oral or written.  No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

6.12. Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument.  This Agreement may be executed by facsimile with original signatures to follow.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

By:	/s/ Jill J. Wittels
Dr. Jill J. Wittels
Chair of the Board of Directors

/s/ Andrew G. Sculley
By: Andrew G. Sculley, Jr.

Exhibit A

SEPARATION AGREEMENT AND GENERAL RELEASE

1. This Separation Agreement and General Release (“Agreement”) is between Andrew G.  Sculley, Jr. (“Employee”) and eMagin Corporation (“Company”) to resolve any and all outstanding issues between the parties and to set forth all of the obligations between the parties.

2. Employee’s employment with the Company terminated effective [INSERT DATE] (“Release Date”).  Employee acknowledges that he has been paid his regular rate of pay in equal biweekly installments, less applicable deductions through the Release Date.  Employee also acknowledges that he has been paid ___________ ($__________), which represents _________ (   ) days of Employee’s accrued, but unused, vacation, less applicable deductions, through the Release Date.

3. In exchange for Employee’s execution and non-revocation of this Agreement and in exchange for the other obligations that Employee owes to the Company under this Agreement, the Company agrees to pay to Employee the total amount of ___________ ($__________), less applicable deductions.  Such amount represents _________ (   ) weeks of Employee’s base salary, less applicable deductions.  The amount recited in this Section 3 will be paid to Employee in the same manner as Employee has been receiving his biweekly salary (that is, by direct deposit or check, as applicable) beginning within __ days after Employee signs and does not revoke this Agreement.

4. Employee acknowledges that he has been advised that he may be able to continue his health benefits pursuant to COBRA and that Employee will receive additional information regarding COBRA under separate cover.

5. Employee agrees that he is not entitled to and will not seek any further consideration, including but not limited to, any wages, vacation pay, sick pay, disability pay, bonus, compensation, profit sharing contributions, restricted stock, stock options, other equity-related instruments, payment or benefit from Releasees (as defined in Section 6) other than that to which he is entitled pursuant to this Agreement.  The Company will not oppose Employee’s claim for unemployment insurance.

6. In consideration of the payments and benefits to Employee provided herein, Employee agrees to and hereby does release and discharge the Company, its parents, subsidiaries, affiliates and their successors or assigns, directors, officers, consultants, attorneys, representatives and employees (collectively “Releasees”) from any and all claims, causes of action, arbitrations and demands, whether known or unknown, which he has or ever has had, which are based on acts or omissions occurring up to and including the date this Agreement is fully executed, except as to the enforcement of this Agreement and any rights which cannot be waived as a matter of law.  In this release, Employee further releases the Company and its parents, subsidiaries and affiliated entities from any and all compensation owed to him, including vacation pay and any attorneys’ fees, damages and costs Employee could recover under any statute or common law theory.  Included within this release, without limiting its scope, are claims arising out of Employee’s employment or the termination of his employment based on Title VII of the Civil Rights Acts of 1964 as amended, the Civil Rights Act of 1870, the Americans with Disabilities Act of 1990 as amended, the Americans with Disabilities Act Amendments Act of 2008, the Age Discrimination in Employment Act, as amended, the Older Workers Benefit Protection Act, the Fair Labor Standards Act of 1938 as amended by the Equal Pay Act of 1963, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the Genetic Information Nondiscrimination Act of 2008, the Lilly Ledbetter Fair Pay Act of 2009, the New York State Human Rights Law, the New York City Human Rights Law, the New York Labor Law, the New York Wage Theft Prevention Act, the U.S. Patriot Act, the Sarbanes-Oxley Act of 2002, the Dodd–Frank Wall Street Reform and Consumer Protection Act, and any other federal, state or local civil rights, disability, discrimination, retaliation or labor law, or any theory of contract, criminal, arbitral or tort law.

7. Employee agrees to abide by Sections 4, 5, 6.2 and 6.3 of the Amended and Restated Employment Agreement into which he entered with the Company on [INSERT DATE] (the “Employment Agreement”), in addition to any other sections of the Employment Agreement which expressly survive the termination of Employee’s employment with the Company.

8. This Agreement is not an admission by the Company of any liability.  The Company specifically denies and disclaims any discrimination or injury to any person.

9. The parties agree that this Agreement may not be introduced in any proceeding, except to establish the settlement and release, the breach of this Agreement, or as may be required by law or judicial directive.

10. Employee agrees not to directly or indirectly take, support, encourage or participate in any activity or attempted activity which in any way would disparage the Company, its parents, subsidiaries and affiliated entities.  Employee agrees not to write or speak about the Company, its parents, subsidiaries and affiliated entities in negative terms.

11. Employee agrees that Employee will not disclose the existence or terms of this Agreement except to his immediate family, tax advisor and attorney, federal or state taxing authorities, or as compelled by court process.

12. This Agreement contains the complete understanding of the parties.  No other promises or agreements shall be binding or shall modify this Agreement unless reduced to writing and signed by the parties hereto or counsel for the parties.

13. This Agreement shall be governed by New York law without regard to conflicts of laws principles, and any action to enforce this Agreement must be brought and heard in a court within the State of New York.  The parties to this Agreement consent to personal jurisdiction in New York in any action commenced to enforce its terms.

14. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

15. Employee shall not institute nor be represented as a party in any lawsuit, claim, complaint or other proceeding against or involving the Company, its parents, subsidiaries or affiliated entities based on Employee’s employment with the Company or upon any act or omission occurring up to and including the date this Agreement is fully executed, whether as an individual or class action, under any federal, state or local laws, rules, regulations or any other basis.  Further, Employee shall not seek or accept any award or settlement from any such source or proceeding (not including unemployment insurance proceedings).  In the event that Employee institutes, is a knowing participant, or is a willing member of a class that institutes any such action, Employee’s claims shall be dismissed or class membership terminated with prejudice immediately upon presentation of this Agreement.  This Agreement does not affect Employee’s right to file a charge with the Equal Employment Opportunity Commission (“EEOC”), or any similar state or local agency, or to participate in any investigation conducted by the EEOC, or any similar state or local agency, but Employee acknowledges that he is not entitled to any other monies other than those payments described in this Agreement.

16. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“409A”).  Employer shall undertake to administer, interpret and construe the provisions of the Agreement in a manner that does not result in the imposition of any additional tax, penalty or interest under 409A.

17. Employee warrants that he is fully competent to enter into this Agreement and Employee acknowledges that he has been afforded the opportunity to review this Agreement with his attorney for at least twenty-one (21) days, that Employee has been advised to consult with an attorney of his choice before signing this Agreement, that Employee has consulted with his attorney prior to executing this Agreement, that Employee has read and understands this Agreement and that Employee has signed this Agreement freely and voluntarily.  Further, Employee understands that he has the opportunity to revoke such Agreement within seven (7) days of signing it.  Employee understands that if he does revoke this Agreement, Employee must notify the Company in writing within seven (7) days of signing this Agreement and must return any amount he has received hereunder in such event.

PLEASE READ CAREFULLY.  THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.  To signify the parties’ agreement to the terms of this Agreement, the parties have executed this Agreement on the date set forth opposite their signatures which appear below.

ANDREW G. SCULLEY, JR. Date:	EMAGIN CORPORATION By: Date: